EMPLOYMENT AGREEMENT

This Agreement is made as of the 1st day of January, 1993, by and between TPI RESTAURANTS, INC. ("Company") and HANEY A. LONG, JR. of Memphis, Tennessee ("Employee").

                            WITNESSETH:

       WHEREAS, Company desires to engage Employee as the Vice President of Procurement and Distribution of the Company effective as of January 1, 1993; and

       WHEREAS, Company desires to restrict Employee's ability to act as an employee of others and to compete with Company during and after the period in which he is an employee of the Company; and

       WHEREAS, the parties wish to execute an agreement designating the terms and conditions relating to the foregoing.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

        1. Engagement. The Company agrees to engage the Employee and the Employee agrees to serve the Company as Vice President of Procurement and Distribution.

        2. Term and Salary. Company hereby employs Employee as an employee of Company for a period of three (3) years or such longer period as the parties may hereinafter agree upon in writing, commencing as of January 1, 1993, unless earlier terminated herein set forth for a base salary equal to Two hundred two thousand, five hundred eighty five dollars ($202,585.00) per year payable bi-weekly. On the last Sunday in December of each year during the Employment Term, the Executive's base salary shall be increased by an amount which is not less than five percent (5%) of the immediately preceding year's base salary. The Company will make available to Employee such non-cash benefits (by way of illustration and not by way of obligation, such as medical care, insurance, etc.) On the same terms as are or shall be granted or made available by the Company to the executive officers of the Company, to the extent that Employee shall become qualified or eligible for such employee benefits or any of them.

        3.    Services.    The Employee shall exert his best efforts and devote
substantially all of his time and attention to the Company's affairs during the term of this Agreement. As Vice President he shall have and agree to assume primary responsibly (subject at all times to the control of the Board of Directors ) for all food supply procurement and distribution for the Company. In the performance of such duties, Employee agrees to make available to the Company all of his professional and managerial knowledge and skill and such portion of his time as may be require for the proper fulfillment of his duties. In addition, during the term of this Agreement, Employee shall serve in such other offices and capacities to which he may be appointed or elected by the Board of Directors of the Company.

        4. Expenses and Company Car. The Employee shall be entitled to reimbursement


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for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of voucher indicating the amount and business purposes. The Employee's reimbursement shall include, but not be limited to, a reasonable entertainment expense allowance. The Employee will be furnished an automobile and the related reasonable expenses of operating and maintaining such automobile shall be paid by the Company.

        5. Non-Compete and Confidentiality Agreement. It is specifically agreed that during the term of this Agreement and for a period of one (1) year after termination of this Agreement, Employee will not act as an employee and will not, (either directly or indirectly, alone or with others) advise, own, invest in, manager, or enter into or engage in any business which directly competes with the business of Company, within any of the Company's territories at such time. In addition, Employee shall take all steps necessary to ensure that information about Company obtained by Employee, directly or indirectly, by virtue of his relationship envisioned in Agreement and other relationships with Company shall remain confidential and shall not be disclosed or revealed to outside sources. "Confidential information" includes information ordinarily known only to Company's personnel, and includes such information as customer lists, supplier lists, trade secrets, channels of distribution, pricing and records, inventory records, and such other information normally understood to be confidential or otherwise designated as such by the Company. Such confidential information is and shall be deemed "trade secrets" by the undersigned. In the event of any breach of this Agreement, Employee agrees to submit to a court of competent jurisdiction in Shelby County, Tennessee and does agree and consent to the entry of an injunction permanently prohibiting Employee form violating this Agreement.

        6.      Termination.
                (a)    Without Cause.   Without cause, the Company may
terminate this Agreement at any time upon thirty (30) days written notice to the Employee and the payment to the Employee of his regular compensation inclusive of bonuses (pro-rated) up to the date of termination. Without cause, the Employee may terminate this Agreement upon thirty (30) days written notice to the Company. In such event, the Employee shall continue to render his services and shall be paid his regular compensation inclusive of bonuses (pro-rated) up to the date of termination.

                (b) With Cause. With cause, the Company may terminate this Agreement upon thirty (30) days written notice to the Employee and the payment to the Employee of his regular compensation exclusive of bonuses herein provided to the date of such termination. "Cause" shall mean fraud or any illegal act by or on the part of the Employee in the performance of his duties under this Agreement or the Employee's willful and consistent failure to perform his duties under this Agreement.

        7. Payment Upon Termination. In the event that this Agreement is terminated by Employer pursuant to paragraph 6 (a), the Employee shall be paid, as severance pay, additional compensation hereunder in an amount equal to one year's salary and bonus (bonus equal to previous year).

        8.     Bonus.      Employee shall be entitled to the following bonuses:
               a. 12.5% of base salary payable at end of 1st quarter each year.
               b. 12.5% of base salary payable at end of 2nd quarter each year.
               c. Minimum of 25% of gross salary and bonus earned during year just ended payable at year end.

        9.     Vacation.    The Employee shall be entitled to a vacation of
three (3) weeks per year during which time his compensation shall be paid in full.

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       10. Death During Employment.      In the event of the death of the
Employee during the term of this Agreement, the Company shall pay to the estate of the deceased Employee three years' salary and guaranteed bonus.

       11. Good Faith. Company and Employee agree that each party shall act in good faith in the performance under this Agreement.

       12. Attorney's Fees.    In the event that either party is required to
retain the services of any attorney to enforce such party's fights under this contract, such party shall be entitled to indemnification for the reasonable legal fees, cost and expenses incurred by such party pertaining to any contested issue as to which such party shall completely prevail in the litigation or arbitration of such contested issue.

       13. Notices.     Any notice required or permitted to be given under
this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of the Employee, or to its principal office, in the case of the Company.

       14. Applicable Law.    This Agreement is intended to be performed in
the state of Tennessee and shall be construed and enforced in accordance with the laws thereof

       15. Merger.     This Agreement contains the entire understanding of
the parties and all prior contemporaneous oral or written understandings of the parties with relation thereto are void and of no effect whatsoever. Except as herein provided, no amendment, change or modification of any of the terms hereinabove contained shall be binding unless set forth in a writing signed by the party to be changed.

       16. Benefit.    This Agreement shall inure to the benefit of and be
binding upon the parties hereto, and their respective representatives, heirs, successors and assigns.

       17. Severability. Should any provision of this Agreement be determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability of a provision shall not affect the remaining provisions of this Agreement, which remaining provisions shall be enforceable to the fullest extend allowed by law.

       IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement which shall be effective a of the day and year first above written.

                                      TPI RESTAURANTS, INC. (Company)

                                      By:____________________________

                                      Title:_________________________

                                      _______________________________

                                      HANEY A. LONG, JR., Employee